SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment #1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 14, 2020

AXIM BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54296	27-4092986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Rockefeller Place, 20th Floor, Suite 83 New York, New York New York, NY 10111	10111
(Address of principal executive offices)	(Zip Code)

(212) 751-0001

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits.

On March 19, 2020, AXIM Biotechnologies, Inc., a Nevada corporation (“AXIM”), filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission regarding the entering into a Share Exchange Agreement (“Agreement”) with Sapphire Biotech, Inc., a Delaware corporation (“Sapphire”) and all of the Sapphire stockholders (collectively, the “Sapphire Stockholders”). Under the terms of the Agreement, AXIM: (i) acquired 100% of Sapphire’s outstanding capital (consisting of 100,000,000 shares of common stock and zero (0) shares of Preferred Stock); and (ii) assumed all of the outstanding debt of Sapphire. The outstanding debt includes two (2) convertible notes in the principal amounts of $310,000 and $190,000, respectfully.

This Current Report on Form 8-K/A (“Amendment No. 1”) amends and supplements the Original Form 8-K to provide certain financial statements and pro forma financial information as required by Items 9.01(a) and (b) of Form 8-K. No other amendments are being made to the Original Form 8-K by this Amendment No. 1. This Amendment No. 1 should be read in connection with the Original Form 8-K, which provides a more complete description of the acquisition of Sapphire.

(a) Financial Statements of Business Acquired.

The audited financial statements of Sapphire as of and for the years ended December 31, 2019 and 2018, and the independent auditors’ report related thereto, are attached hereto as Exhibit 99.1.

(b) Pro Forma Financial Information.

The unaudited pro forma combined consolidated balance sheet as of and for the year ended December 31, 2019, and the pro forma combined statement of operations for the year ended December 31, 2019, are attached hereto as Exhibit 99.2.

(d) Exhibits.

Exhibit No.	Description
99.1	The audited financial statements of Sapphire as of and for the years ended December 31, 2019 and 2018, and the independent auditors’ report related thereto.

99.2	The unaudited pro forma combined consolidated balance sheet as of and for the year ended December 31, 2019, and the pro forma combined statement of operations for the year ended December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIM BIOTECHNOLOGIES, INC.

Dated: May 28, 2020	By:	/s/ John W. Huemoeller II
Name: John W. Huemoeller II
Chief Executive Officer